UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 11, 2018
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On January 11, 2018, Schweitzer-Mauduit International, Inc. (the “Company”) announced that it has named R. Andrew Wamser, Jr., as Executive Vice President and Chief Financial Officer of the Company, effective as of February 5, 2018 or another mutually agreeable date (the “Start Date”). From the Start Date through March 2, 2018 (the “Transition Date”), Mr. Wamser and Allison Aden, the current Chief Financial Officer of the Company, will serve as Co-Chief Financial Officers of the Company. Ms. Aden will remain the Company’s sole Principal Financial Officer responsible for financial reporting until the Transition Date. Commencing on the Transition Date, Mr. Wamser will transition from Co-Chief Financial Officer of the Company to sole Chief Financial Officer and Principal Financial Officer of the Company. Mr. Wamser, 44, has served as Vice President, Finance; Investor Relations and Treasurer of AutoNation, Inc. (NYSE: AN), the country’s number one automotive retailer by revenue, since February 2016 and prior to that, from August 2014 through February 2016, Mr. Wamser served as Treasurer and Vice President, Investor Relations. From December 2012 through August 2014, Mr. Wamser served as Managing Director, Investment Banking; Diversified Industrial Group of Barclays Capital, now known as Barclays Investment Bank. Mr. Wamser previously served in other investment banking roles with Barclays Capital from 2005 through 2012 as well as UBS Investment Bank from 2001 through 2005.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Wamser and the Company agreed to an offer letter concerning his employment (the “Offer Letter”), dated January 5, 2018. Pursuant to the Offer Letter, Mr. Wamser will receive an annual base salary of $435,000, with a sign-on bonus of $155,000, subject to certain contingencies, which Mr. Wamser will be required to repay on a pro-rata basis from the Start Date should he voluntarily terminate his employment with the Company or should he be terminated by the Company for cause, in either case, prior to the four-year anniversary of the Start Date. Within thirty (30) days of the Start Date, Mr. Wamser will receive a grant of 3,750 shares of restricted stock, all of which will vest on the four-year anniversary of the Start Date, subject to his continued employment with the Company through the applicable vesting date. The shares will immediately vest if Mr. Wamser’s employment with the Company ends for any reason other than a voluntary resignation with good reason or termination for cause.

Effective as of the Start Date, Mr. Wamser will be eligible to participate in the Company’s Annual Incentive Plan (“AIP”) as well as the Company’s 2015 Long-Term Incentive Plan (“LTIP”). His 2018 AIP payout opportunity will be equal to 60% of his base salary at the target level of performance, with a maximum payout opportunity equal to 120% of his base salary, prorated for 2018 based on the Start Date. His 2018 LTIP opportunity will be equal to 100% of his base salary at the target level of performance, with a maximum payout opportunity equal to 200% of his base salary, prorated based on the Start Date. Additionally, if Mr. Wamser experiences a qualifying termination of employment following a change in control, he will be eligible for benefits continuation and severance pay in an amount equal to three times his highest annual compensation (defined as base salary and AIP paid or payable for a calendar year) for any calendar year beginning with or within the three-year period terminating on the date of termination of his employment. For a qualifying termination of employment prior to a change in control, Mr. Wamser will be entitled to receive twelve (12) months of base salary and benefits continuation. Mr. Wamser will also receive relocation benefits in accordance with Company policy, subject to certain enhancements specified in the Offer Letter.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter itself, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Transition of Allison Aden

On January 11, 2018, the Company also announced that Allison Aden will depart from her position as Chief Financial Officer. In connection with her departure, the Company and Ms. Aden entered into a Separation Agreement (the “Separation Agreement”), governing Ms. Aden’s transition from her role as Chief Financial Officer, on January 5, 2018. Pursuant to the Separation Agreement, from the Start Date through the Transition Date, Ms. Aden will serve as Co-Chief Financial Officer with Mr. Wamser. Ms. Aden will remain the Company’s sole Principal Financial Officer responsible for financial reporting until the Transition Date. On the Transition Date, Ms. Aden will resign from her position as Co-Chief Financial Officer and, from the Transition Date through April 27, 2018 or such other date on which she ceases providing services to the Company (the “Separation Date”), Ms. Aden will serve as an employee of the Company.

Under the Separation Agreement, Ms. Aden has agreed to comply with certain non-competition and non-solicitation obligations and other restrictive covenants during the time she is performing services for or on behalf of the Company pursuant to the Separation Agreement. In addition, Ms. Aden has agreed to certain ongoing cooperation obligations and to provide certain releases and waivers as contained in the Separation Agreement. As consideration under the Separation Agreement, the Company has agreed to provide Ms. Aden compensation and benefits as follows: (i) through the Separation Date, an annualized base salary at the rate in effect for her as of the date of the Separation Agreement; (ii) accelerated vesting on a pro-rata basis for certain sign-on restricted stock awards granted in connection with Ms. Aden’s sign-on incentives and continuing eligibility for vesting of certain currently outstanding restricted shares through the Separation Date; (iii) a lump sum gross payment of $457,600, in consideration for the restrictive covenants contained in the Separation Agreement; (iv) eligibility for a performance bonus of $100,000, based on her excellence with respect to certain activities associated with the transition; and (v) an additional sum equal in value to a pro-rata portion of the AIP, based on the period of time between January 1, 2018 and the Separation Date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed hereto as Exhibit 10.2, and which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

10.1    Letter of Agreement, dated January 5, 2018, between Schweitzer-Mauduit International, Inc. and R. Andrew Wamser, Jr.

10.2    Separation Agreement, dated January 5, 2018, between Schweitzer-Mauduit International, Inc. and Allison Aden.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By: /s/ Ricardo Nuñez
Ricardo Nuñez
Senior Vice President, General Counsel and
Corporate Secretary

Dated: January 11, 2018

INDEX TO EXHIBITS

Exhibit No.                    Description
__________    ________________________________________________________________________________________
10.1    Letter of Agreement, dated January 5, 2018, between Schweitzer-Mauduit International, Inc. and R. Andrew Wamser, Jr.

10.2    Separation Agreement, dated January 5, 2018, between Schweitzer-Mauduit International, Inc. and Allison Aden.